UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 20, 2009

HORIZON LINES, INC.
(Exact name of registrant as specified in its Charter)

Delaware	001-32627	74-3123672

(State or Other Jurisdiction of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4064 Colony Road, Suite 200
Charlotte, North Carolina 28211
(Address of Principal Executive Offices, including Zip Code)
(704) 973-7000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 20, 2009, John W. Handy informed the Company that he would retire from his position as Executive Vice President of Horizon Lines, Inc. (the “Company”), and from all other positions he held with the Company and its subsidiaries, effective January 31, 2009. In connection with Mr. Handy’s retirement, the Company and Mr. Handy entered into a Retirement Agreement and a Consulting Agreement on January 21, 2009.
     The Retirement Agreement provides certain benefits to Mr. Handy in recognition of his past services to the Company and in consideration for his consent to certain post-termination obligations and a release of claims. These benefits consist of a single lump-sum cash payment of $388,881; full vesting on January 31, 2009 of 70,000 shares of restricted stock which were otherwise scheduled to vest on February 1, 2011; payment of approximately $19,000 on January 31, 2009 for accrued but unpaid dividends on a portion of the 70,000 shares of restricted stock (plus earnings on those accrued dividends); and full and immediate vesting on January 31, 2009 of the following stock option awards and extension of the period of exercise of those stock options until their original expiration dates:

Option Grant	Number of Stock	Option Exercise	Option Expiration
Date	Options	Price	Date
4/07/2006	60,000	$12.54	4/07/2016
3/26/2007	20,000	$33.51	3/26/2017
4/24/2008	15,000	$14.63	4/24/2021
     Mr. Handy also will receive benefits generally available to all Company employees under various Company benefit plans.
     The post-termination obligations relate to non-competition, non-solicitation, non-disparagement, confidentiality and cooperation with the Company in connection with certain matters that may arise following his termination of employment. The non-competition and non-solicitation restrictions apply for one year following Mr. Handy’s retirement.
     A copy of the Retirement Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
     Under the Consulting Agreement, Mr. Handy has agreed to provide certain consulting services to the Company through December 31, 2010. In consideration for performance of these services, Mr. Handy will receive a quarterly fee of $10,000 and reimbursement for all reasonable direct business expenses incurred. The Consulting Agreement also contains a non-competition clause that applies for one year following the termination of the Consulting Agreement.
     A copy of the Consulting Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

     The foregoing descriptions do not constitute complete summaries of the Retirement Agreement or the Consulting Agreement. Reference is made to the complete text of each agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

10.1	Retirement Agreement dated January 21, 2009 between Horizon Lines, Inc. and John W. Handy

10.2	Consulting Agreement dated January 21, 2009, between Horizon Lines, Inc. and John W. Handy
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC. (Registrant)
Date: January 21, 2009	By:	/s/ Michael T. Avara
Michael T. Avara
Senior Vice President and Chief Financial Officer

Exhibit Index

10.1	Letter Agreement dated January 21, 2009, between Horizon Lines, Inc. and John W. Handy

10.2	Consulting Agreement dated January 21, 2009, between Horizon Lines, Inc. and John W. Handy